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                                                                  EXHIBIT 10.14



                               ISSUANCE AGREEMENT

         This ISSUANCE AGREEMENT (this "Agreement") is made as of January 1, 1998 (the "Effective Date") by and among ARTISTdirect, LLC, a California limited liability company (the "Company"), Marc Geiger, an individual ("Geiger"), Donald Muller ("Muller") and L&G Associates, a California general partnership ("L&G"). Any capitalized term used but not defined herein shall have the meaning ascribed to it in that certain Operating Agreement of the Company dated as of September 1, 1996 (the "Operating Agreement").

                                 R E C I T A L S

         WHEREAS, Geiger and Muller are the sole Members of the Company;

         WHEREAS, L&G is a provider of consulting services to the Company and its affiliates, including, without limitation, Geiger and Muller;

         WHEREAS, to compensate L&G for the services rendered and to be rendered to the Company and its affiliates, the Company wishes to issue to L&G 34,482.76 Units (the "Issued Units"), representing a 3.03% Percentage as of the Effective Date, and L&G wishes to be issued the Issued Units, pursuant to the terms hereof;

         WHEREAS, the Company, Geiger and Muller wish for Geiger to bear the dilution suffered as a result of the issuance of 11,494.25 of the Issued Units to L&G (the "Assigned Units");

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

                                A G R E E M E N T

1. Contribution of Units Held by Geiger. As of the Effective Date, Geiger shall contribute 11,494.25 of the Units held by Geiger to the Company. Accordingly, immediately after such contribution, there shall be 11,494.25 fewer Units outstanding.

2. Issuance of the Issued Units. As of the Effective Date, effective immediately following the contribution described in Section 1 above, the Company shall issue the Issued Units to L&G, subject to the conditions and restrictions contained in this Agreement. L&G shall be considered a Member of the Company as of the Effective Date. The Issued Units shall entitle L&G to a share of the profits and losses of the Company after the Effective Date, and all distributions made with respect thereto, but shall not entitle L&G to any interest in the capital of the Company as of the Effective Date, which capital L&G and the Company hereby agree has a fair market value equal to One Million Nine Hundred Eighty Thousand Dollars ($1,980,000) as of the Effective Date.

3. Antidilution Protection. The Percentage represented by the Issued Units shall not be diluted below 3% with respect to: (a) any issuance of Units by the Company to the person hired to serve as the chief financial officer of the Company; (b) any issuance of Units by the Company to the person hired to serve as president of The Ultimate Band List, LLC (the "UBL"); or (c) the first Five Million Dollars ($5,000,000) of additional capital contributions made following the Effective Date to the Company or any of its subsidiaries, including, without limitation, the UBL; provided that such additional capital contributions (other than by Intel Corporation) are made either (i) based upon a valuation of the applicable entity that is no less than the valuation upon which any prior capital contribution was made, or (ii) pursuant to the exercise of an option



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or warrant the exercise price of which on the date of grant was not based upon a valuation of the applicable entity that was less than the valuation upon which any capital contribution prior to the date of the grant was made.

4. Drag Along Obligation. If the Founders find a third party buyer for all or any portion of their Units (whether such sale is by way of purchase of assets or Units, merger, recapitalization or other form of transaction), then, at the request of the Founders, L&G shall sell the same percentage of the Units then held by it to such third party on the same terms and conditions as apply to the sale by the Founders. L&G agrees timely to take such other actions as the Founders may reasonably request in connection with the approval of the consummation of such sale, including, without limitation, voting all Units in favor of such sale and waiving any dissenters' rights, executing such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, and, in the event that such sale is structured as a recapitalization, transferring and retaining such percentages of Units as may be requested by the Founders. The foregoing obligation shall survive the Company's initial public offering.

5. Investment Representations.

         (a) The Company represents and warrants to L&G that the issuance of the Issued Units has been duly and validly authorized and will not violate the terms of any agreement to which the Company is a party.

         (b) L&G represents and warrants to the Company as follows:

             (i) L&G is acquiring the Issued Units for L&G's own account and not with a view to or for sale in connection with any distribution thereof.

             (ii) L&G (A) is familiar with the business of the Company, (B) has had an opportunity to discuss with representatives of the Company the condition of and prospects for the continued operation and financing of the Company and such other matters as L&G has deemed appropriate in considering whether to invest in the Issued Units, and (C) has been provided access to all available information about the Company requested by L&G.

             (iii) L&G understands that the Issued Units have not been registered under the Securities Act of 1933 (the "Act") or registered or qualified under the securities laws of any state and that L&G may not sell, assign, dispose, or otherwise transfer the Issued Units or the Assigned Units unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption from such registration and qualification is available.

             (iv) L&G has the right to enter into this Agreement and to grant the rights granted by L&G herein.

6. Condition Precedent to Issuance. The issuance of the Issued Units shall not be effective until L&G shall have agreed to be bound by the terms of the Operating Agreement.

7. Entire Agreement. This Agreement and the Operating Agreement together constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating thereto.



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8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of California.

9. Costs. If either party brings any legal action against the other to enforce its rights under this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses actually incurred in enforcing its rights under this Agreement including, without limitation, the reasonable fees and expenses of attorneys, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals and of enforcement.

10. Amendments. This Agreement may be amended only by a written agreement executed by all of the parties hereto.

11. Governing Law. This Agreement shall be interpreted, construed and governed by the laws of the State of California, excluding its laws and principles relating to the conflict of laws.

12. Assignment. This Agreement and the rights and obligations of the Company and L&G hereunder are not assignable without the written consent of the other parties.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.






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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above-written.




"L&G"                                            "COMPANY"

L&G Associates                                   ARTISTdirect, LLC

By: ___________________________                  By:___________________________
    Allen D. Lenard                                    Marc Geiger
                                                 Its:  Member

"GEIGER"


_______________________________                  By:___________________________
Marc Geiger                                            Donald Muller
                                                 Its:  Member


"MULLER"



_______________________________
Donald Muller